Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
SECOND QUARTER 2015 RESULTS

LAKE ZURICH, ILLINOIS, July 29, 2015 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded school, office and consumer products, today reported its second quarter results for the period ended June 30, 2015.

"Our better-than-expected results in the second quarter were due to strong operational performance and improved sales trends across our business,” said Boris Elisman, president and chief executive officer, ACCO Brands. “Continuing expense discipline and productivity improvements helped offset the challenging currency environment. After a good first half, we are raising our full-year adjusted earnings-per-share guidance to $0.75-$0.78."

Second Quarter Results

Net sales decreased 8% to $394.7 million from $427.7 million in the prior-year quarter. On a constant currency basis, sales decreased 1%. Operating income increased by $5.7 million to $49.2 million from $43.9 million in the prior year, despite a $3.1 million impact from foreign currency translation. The improvement was primarily due to lower selling, general and administrative expenses as well as cost savings and productivity improvements. Net income was $27.7 million, or $0.25 per share, compared to net income of $21.3 million, or $0.18 per share, in the prior-year quarter. Adjusted net income improved 19% to $26.8 million, or $0.24 per share, from $22.6 million, or $0.19 per share, in the prior-year quarter. The improvement was primarily the result of cost savings and productivity improvements which offset the negative impact of foreign currency translation and lower sales volumes. During the quarter the company reduced its fully-diluted shares by 3.1 million.

Business Segment Highlights

ACCO Brands North America - Sales decreased 5% to $268.6 million from $283.7 million in the prior-year quarter. On a constant currency basis, sales decreased 4% primarily due to declines with a large customer that merged. Operating income increased to $50.1 million from $49.0 million in the prior-year quarter. Adjusted operating income increased to $50.1 million from $49.2 million in the prior-year quarter, primarily due to cost savings and productivity improvements.

ACCO Brands International - Sales decreased 13% to $96.7 million from $111.3 million in the prior-year quarter. On a constant currency basis, sales increased 5% primarily due to price increases and increased purchases ahead of further price increases associated with continuing U.S. dollar strength.

Operating income was $6.2 million compared to $5.2 million in the prior-year quarter, primarily due to a one-time $2.3 million recovery of a disputed indirect tax in Brazil. Foreign currency translation reduced operating income by $1.7 million.

Computer Products - Sales decreased 10% to $29.4 million, from $32.7 million in the prior-year quarter. On a constant currency basis, sales declined 1% as growth in North America was offset by declines in international markets resulting from the de-emphasis of commoditized tablet accessory products. Operating income increased to $2.2 million from $0.4 million in the prior-year quarter. Adjusted operating income was $2.4 million compared to $0.4 million in the prior-year quarter. Foreign currency translation reduced adjusted operating income by $0.7 million. The improvement in adjusted operating income was driven by favorable product mix and lower inventory charges associated with the shift away from commoditized tablet accessories.

Six Month Results

Net sales decreased 10% to $684.7 million compared to $757.1 million in the prior-year six-month period. On a constant currency basis, sales decreased 3%. Net income was $21.9 million, or $0.19 per share, compared to net income of $13.5 million, or $0.12 per share, in the prior-year period. Adjusted net income increased 39% to $22.8 million, or $0.20 per share, from $16.4 million, or $0.14 per share, in the prior-year period. The improvement was primarily the result of cost savings, productivity improvements and lower selling, general and administrative expenses. During the six-month period the company reduced its fully-diluted shares by 5.8 million.

Business Outlook

The company has increased its guidance for 2015 sales and adjusted earnings per share. The company now expects a lesser rate of sales decline, down high-single-digits, and adjusted earnings per share of $0.75-$0.78 (inclusive of $0.10 negative impact of foreign currency translation). The company continues to expect full year free cash flow of approximately $140 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP financial measures, including “adjusted” financial measures, earnings before interest, taxes and depreciation (“EBITDA”), free cash flow and net sales at constant currency. See our Supplemental Reconciliation of Adjusted Results, Supplemental Reconciliation of Operating Income to Adjusted EBITDA, Supplemental Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow, Supplemental Business Segment Information and Reconciliation and our Supplemental Net Sales Change Analysis, for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, goodwill or other impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded school, office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013 and the proposed acquisition of Office Depot by Staples;

shifts in the channels of distribution of our products; challenges related to the highly competitive business segments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs and from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop innovative products and expand our business into adjacent categories; our ability to meet the competitive challenges faced by our Computer Products business which is characterized by rapid technological change, short product life cycles and a dependency on the introduction by third party manufacturers of new equipment to drive demand for the accessories it sells; commercial and consumer spending decisions during periods of economic uncertainty or weakness; a failure of our information technology systems or supporting infrastructure or an information security breach; our ability to successfully expand our business in emerging markets which generally involve more financial, operational, legal and compliance risks and create exposure to unstable political conditions, civil unrest and economic volatility; our ability to grow profitably through acquisitions; our failure to comply with customer contracts; the impact of regulatory requirements, litigation, regulatory actions or other legal claims or proceedings; the risks associated with outsourcing production of certain of our products and information systems; the decline in the use of certain of our products, especially paper-based dated time management and productivity tools; risks associated with our substantial indebtedness, including our significant debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; risks associated with seasonality, and foreign currency, interest rate and raw material and labor cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
	June 30, 2015	December 31, 2014
(in millions of dollars)
Assets
Current assets:
Cash and cash equivalents	$86.9	$53.2
Accounts receivable, net	335.6	420.5
Inventories	314.1	229.9
Deferred income taxes	33.7	39.4
Other current assets	40.1	35.8
Total current assets	810.4	778.8
Total property, plant and equipment	544.0	547.7
Less accumulated depreciation	(318.7)	(312.2)
Property, plant and equipment, net	225.3	235.5
Deferred income taxes	30.8	31.7
Goodwill	523.5	544.9
Identifiable intangibles, net	547.5	571.4
Other non-current assets	56.8	64.1
Total assets	$2,194.3	$2,226.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$95.3	$0.8
Current portion of long-term debt	10.0	0.8
Accounts payable	191.5	159.1
Accrued compensation	29.9	36.6
Accrued customer program liabilities	84.9	111.8
Accrued interest	6.2	6.5
Other current liabilities	53.6	79.8
Total current liabilities	471.4	395.4
Long-term debt	785.0	799.0
Deferred income taxes	169.0	172.2
Pension and post-retirement benefit obligations	91.0	100.5
Other non-current liabilities	74.3	78.3
Total liabilities	1,590.7	1,545.4
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(11.6)	(5.9)
Paid-in capital	1,999.5	2,031.5
Accumulated other comprehensive loss	(354.2)	(292.6)
Accumulated deficit	(1,031.2)	(1,053.1)
Total stockholders' equity	603.6	681.0
Total liabilities and stockholders' equity	$2,194.3	$2,226.4

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$394.7	$427.7	$684.7	$757.1
Cost of products sold	268.0	296.5	477.8	537.4
Gross profit	126.7	131.2	206.9	219.7

Operating costs and expenses:
Advertising, selling, general and administrative expenses	72.4	81.7	145.3	163.8
Amortization of intangibles	4.9	5.6	10.1	11.5
Restructuring charges (credits)	0.2	—	(0.3)	1.1
Total operating costs and expenses	77.5	87.3	155.1	176.4

Operating income	49.2	43.9	51.8	43.3

Non-operating expense (income):
Interest expense	11.3	12.1	22.5	24.5
Interest income	(2.3)	(2.0)	(3.4)	(3.1)
Equity in earnings of joint ventures	(1.2)	(1.2)	(2.6)	(2.4)
Other expense, net	2.3	0.1	1.9	0.1

Income before income tax	39.1	34.9	33.4	24.2
Income tax expense	11.4	13.6	11.5	10.7
Net income	$27.7	$21.3	$21.9	$13.5

Per share:
Basic income per share	$0.25	$0.19	$0.20	$0.12

Diluted income per share	$0.25	$0.18	$0.19	$0.12

Weighted average number of shares outstanding:
Basic	109.1	114.2	110.6	114.0
Diluted	110.6	116.6	112.5	116.5

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in millions of dollars)	2015	2014
Operating activities
Net income	$21.9	$13.5
Loss on disposal of assets	0.3	0.4
Depreciation	16.8	18.3
Other non-cash charges	—	0.6
Amortization of debt issuance costs	1.7	1.8
Amortization of intangibles	10.1	11.5
Stock-based compensation	7.6	7.7
Loss on debt extinguishment	1.9	—
Equity in earnings of joint ventures, net of dividends received	1.2	2.4
Changes in balance sheet items:
Accounts receivable	59.4	108.1
Inventories	(91.7)	(71.3)
Other assets	(9.1)	(14.0)
Accounts payable	37.3	12.1
Accrued expenses and other liabilities	(52.5)	(77.4)
Accrued income taxes	4.0	(8.1)
Net cash provided by operating activities	8.9	5.6
Investing activities
Additions to property, plant and equipment	(15.6)	(13.1)
Proceeds from the disposition of assets	0.1	3.8
Net cash used by investing activities	(15.5)	(9.3)
Financing activities
Proceeds from long-term borrowings	300.0	—
Repayments of long-term debt	(304.1)	—
Borrowings of notes payable, net	94.5	43.3
Payments for debt issuance costs	(1.7)	(0.3)
Repurchases of common stock	(40.0)	—
Payments related to tax withholding for share-based compensation	(5.7)	(1.8)
Proceeds from the exercise of stock options	0.3	—
Net cash provided by financing activities	43.3	41.2
Effect of foreign exchange rate changes on cash and cash equivalents	(3.0)	1.3
Net increase in cash and cash equivalents	33.7	38.8
Cash and cash equivalents
Beginning of the period	53.2	53.5
End of the period	$86.9	$92.3

ACCO Brands Corporation and Subsidiaries
Supplemental Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$394.7				$427.7				(8)%
Cost of products sold	268.0				296.5				(10)%
Gross profit	126.7				131.2				(3)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	72.4				81.7				(11)%
Amortization of intangibles	4.9				5.6				(13)%
Restructuring charges	0.2	(0.2)	(A.1)	—	—	—	(A.1)	—	NM	NM
Total operating costs and expenses	77.5	(0.2)		77.3	87.3	—		87.3	(11)%	(11)%

Operating income	49.2	0.2		49.4	43.9	—		43.9	12%	13%
Non-operating expense (income):
Interest expense	11.3	(0.1)	(A.2)	11.2	12.1	0.1	(A.2)	12.2	(7)%	(8)%
Interest income	(2.3)				(2.0)				15%
Equity in earnings of joint ventures	(1.2)				(1.2)				—%
Other expense, net	2.3	(1.9)	(A.2)	0.4	0.1				NM
Income before income tax	39.1	2.2		41.3	34.9	(0.1)		34.8	12%	19%
Income tax expense	11.4	3.1	(A.3)	14.5	13.6	(1.4)	(A.3)	12.2	(16)%	19%
Net income	$27.7	$(0.9)		$26.8	$21.3	$1.3		$22.6	30%	19%

Per share:
Diluted income per share	$0.25			$0.24	$0.18			$0.19	39%	26%

Weighted average number of shares outstanding:
Diluted	110.6				116.6

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	32.1%		30.7%
Advertising, selling, general and administrative	18.3%		19.1%
Operating income	12.5%	12.5%	10.3%	10.3%
Income before income tax	9.9%	10.5%	8.2%	8.1%
Net income	7.0%	6.8%	5.0%	5.3%
Income tax rate	29.2%	35.0%	39.0%	35.0%

ACCO Brands Corporation and Subsidiaries
Supplemental Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$684.7				$757.1				(10)%
Cost of products sold	477.8				537.4				(11)%
Gross profit	206.9				219.7				(6)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	145.3				163.8				(11)%
Amortization of intangibles	10.1				11.5				(12)%
Restructuring (credits) charges	(0.3)	0.3	(A.1)	—	1.1	(1.1)	(A.1)	—	NM	NM
Total operating costs and expenses	155.1	0.3		155.4	176.4	(1.1)		175.3	(12)%	(11)%

Operating income	51.8	(0.3)		51.5	43.3	1.1		44.4	20%	16%
Non-operating expense (income):
Interest expense	22.5	(0.1)	(A.2)	22.4	24.5	0.1	(A.2)	24.6	(8)%	(9)%
Interest income	(3.4)				(3.1)				10%
Equity in earnings of joint ventures	(2.6)				(2.4)				8%
Other expense, net	1.9	(1.9)	(A.2)	—	0.1				NM
Income before income tax	33.4	1.7		35.1	24.2	1.0		25.2	38%	39%
Income tax expense	11.5	0.8	(A.3)	12.3	10.7	(1.9)	(A.3)	8.8	7%	40%
Net income	$21.9	$0.9		$22.8	$13.5	$2.9		$16.4	62%	39%

Per share:
Diluted income per share	$0.19			$0.20	$0.12			$0.14	58%	43%

Weighted average number of shares outstanding:
Diluted	112.5				116.5

Statistics (as a % of Net sales, except Income tax rate)
	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	30.2%		29.0%
Advertising, selling, general and administrative	21.2%		21.6%	21.6%
Operating income	7.6%	7.5%	5.7%	5.9%
Income from continuing operations before income tax	4.9%	5.1%	3.2%	3.3%
Net income	3.2%	3.3%	1.8%	2.2%
Income tax rate	34.4%	35.0%	44.2%	35.0%

ACCO Brands Corporation and Subsidiaries

Notes for Supplemental Reconciliation of Adjusted Results (Unaudited)

A.
“Adjusted” results exclude all unusual income tax items, restructuring charges (credits) and costs associated with refinancing of the Company's debt, in order to provide a comparison of underlying results of operations; in addition, income taxes have been recalculated at a normalized tax rate.

1.	Represents restructuring charges (credits).

2.	Primarily represents the reversal of the write-off debt origination costs and other costs associated with the Company's refinancing in the second quarter of 2015.

3.
Adjustment primarily reflects the tax effect of the adjustments outlined in items A.1-2 above and adjusts the company's effective tax rate to a normalized rate of 35%. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

Supplemental Reconciliation of Operating Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

“Adjusted EBITDA” represents adjusted operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Operating income	$49.2	$43.9	12%	$51.8	$43.3	20%
Restructuring charges (credits)	0.2	—	NM	(0.3)	1.1	NM
Adjusted operating income	49.4	43.9	13%	51.5	44.4	16%
Depreciation	8.3	9.2	(10)%	16.8	18.3	(8)%
Amortization of intangibles	4.9	5.6	(13)%	10.1	11.5	(12)%
Stock-based compensation expense	4.6	4.6	—%	7.6	7.7	(1)%
Joint venture income	1.2	1.2	—%	2.6	2.4	8%
Adjusted EBITDA	$68.4	$64.5	6%	$88.6	$84.3	5%

Adjusted EBITDA as a % of Net Sales	17.3%	15.1%		12.9%	11.1%

Supplemental Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow (Unaudited)
(In millions of dollars)

“Free Cash Flow” represents cash flow from operating activities less additions to property, plant and equipment, net of proceeds from the disposition of assets. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow.

Six Months Ended June 30, 2015
Net cash provided by operating activities	$8.9

Net cash (used) provided by:
Additions to property, plant and equipment	(15.6)
Proceeds from the disposition of assets	0.1
Free cash flow	(6.6)

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2015					2014					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$166.7	$5.6	$(0.5)	$5.1	3.1%	$171.4	$(1.5)	$0.3	$(1.2)	(0.7)%	$(4.7)	(3)%	$6.3	NM	380
ACCO Brands International	94.6	3.3	—	3.3	3.5%	124.3	7.6	0.5	8.1	6.5%	(29.7)	(24)%	(4.8)	(59)%	(300)
Computer Products	28.7	2.0	—	2.0	7.0%	33.7	1.9	0.3	2.2	6.5%	(5.0)	(15)%	(0.2)	(9)%	50
Corporate	—	(8.3)	—	(8.3)		—	(8.6)	—	(8.6)		—		0.3
Total	$290.0	$2.6	$(0.5)	$2.1	0.7%	$329.4	$(0.6)	$1.1	$0.5	0.2%	$(39.4)	(12)%	$1.6	320%	50

Q2:
ACCO Brands North America	$268.6	$50.1	$—	$50.1	18.7%	$283.7	$49.0	$0.2	$49.2	17.3%	$(15.1)	(5)%	$0.9	2%	140
ACCO Brands International	96.7	6.2	—	6.2	6.4%	111.3	5.2	—	5.2	4.7%	(14.6)	(13)%	1.0	19%	170
Computer Products	29.4	2.2	0.2	2.4	8.2%	32.7	0.4	—	0.4	1.2%	(3.3)	(10)%	2.0	500%	700
Corporate	—	(9.3)	—	(9.3)		—	(10.7)	(0.2)	(10.9)		—		1.6
Total	$394.7	$49.2	$0.2	$49.4	12.5%	$427.7	$43.9	$—	$43.9	10.3%	$(33.0)	(8)%	$5.5	13%	220

Q3:
ACCO Brands North America						$297.4	$50.5	$(0.5)	$50.0	16.8%
ACCO Brands International						140.7	19.1	0.1	19.2	13.6%
Computer Products						34.1	2.7	0.9	3.6	10.6%
Corporate						—	(10.5)	—	(10.5)
Total						$472.2	$61.8	$0.5	$62.3	13.2%

Q4:
ACCO Brands North America						$253.5	$42.7	$3.3	$46.0	18.1%
ACCO Brands International						170.6	31.0	0.5	31.5	18.5%
Computer Products						35.8	3.2	(0.1)	3.1	8.7%
Corporate						—	(8.4)	0.2	(8.2)
Total						$459.9	$68.5	$3.9	$72.4	15.7%

Full Year:
ACCO Brands North America	$435.3	$55.7	$(0.5)	$55.2	12.7%	$1,006.0	$140.7	$3.3	$144.0	14.3%
ACCO Brands International	191.3	9.5	—	9.5	5.0%	546.9	62.9	1.1	64.0	11.7%
Computer Products	58.1	4.2	0.2	4.4	7.6%	136.3	8.2	1.1	9.3	6.8%
Corporate	—	(17.6)	—	(17.6)		—	(38.2)	—	(38.2)
Total	$684.7	$51.8	$(0.3)	$51.5	7.5%	$1,689.2	$173.6	$5.5	$179.1	10.6%

(A) See "Notes for Supplemental Reconciliation of Adjusted Results (Unaudited)" for a description of adjusted items on page 10.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP
			Constant
			Currency
	Net Sales	Currency	Net Sales
	Change	Translation	Change (A)	Price	$ Volume/Mix
Q1 2015:
ACCO Brands North America	(2.7)%	(1.5)%	(1.2)%	1.6%	(2.8)%
ACCO Brands International	(23.9)%	(11.6)%	(12.3)%	4.3%	(16.6)%
Computer Products	(14.8)%	(8.9)%	(5.9)%	(0.3)%	(5.6)%
Total	(12.0)%	(6.1)%	(5.9)%	2.4%	(8.3)%

Q2 2015:
ACCO Brands North America	(5.3)%	(1.7)%	(3.6)%	1.1%	(4.7)%
ACCO Brands International	(13.1)%	(18.0)%	4.9%	4.1%	0.8%
Computer Products	(10.1)%	(8.9)%	(1.2)%	3.1%	(4.3)%
Total	(7.7)%	(6.5)%	(1.2)%	2.0%	(3.2)%

2015 YTD:
ACCO Brands North America	(4.4)%	(1.6)%	(2.8)%	1.3%	(4.1)%
ACCO Brands International	(18.8)%	(14.6)%	(4.2)%	4.2%	(8.4)%
Computer Products	(12.5)%	(8.9)%	(3.6)%	1.4%	(5.0)%
Total	(9.6)%	(6.3)%	(3.3)%	2.2%	(5.5)%
(A) Current period foreign operation sales translated at prior year currency rates.